Exhibit 10.1
[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH AS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
Co-ownership Agreement (the “Agreement”)
Entered into by:
INSERM-TRANSFERT S.A., a limited liability company headquartered at 7 rue Watt, 75013 Paris (“INSERM-TRANSFERT”), acting upon delegation of authority by the Institut National de la Santé Et de la Recherche Médicale (“INSERM”), headquartered at 101 rue de Tolbiac, 75654 Paris Cedex 13,
and
Mymetics Corporation, a corporation organized under the laws of the State of Delaware with its principal place of business located at 14, rue de la Colombière, CH 1260 Nyon, Switzerland (“Mymetics”),
and
PEVION Biotech Ltd., a limited liability company organized under the laws of Switzerland with its principal place of business at Rehhagstrasse 79, CH-3018 Berne, Switzerland, (“Pevion”),
each a “Party”, and collectively the “Parties”.
Preamble
The Parties intend to exploit the patents derived from the PCT application filed on March 3, 2006, under the number IB 2006/000466 and the name “Virosome-like vesicles comprising gp41-derived antigens” (the “Patents”).
INSERM-TRANSFERT is acting upon delegation of authority from INSERM in order to commercialize the above-mentioned patent rights, not as assignee of these rights.
1. Purpose
The purpose of this Agreement is to formalize the rules governing the co-ownership of the Patents, as well as the rights and obligations deriving therefrom.
2. Co-ownership
The co-ownership shares of the Parties are as follows:
•	INSERM: [***]%

•	Pevion: [***]%

•	Mymetics: [***]%
3. Duration
This Agreement is valid from the Effective Date (i.e., upon signature of the Agreement by the last Party) and terminates upon the date of expiration or abandonment of the last of the Patents or upon one of the co-owners becoming the 100% owner of the Patents.

4. Industrial property
The Parties entrust Mymetics with the role of managing the Patents. Mymetics has the power to act on behalf of the other co-owners, with a right of consultation in favor of the other parties as regards potential proceedings involving the Patents.
Each Party may abandon its co-ownership share of a Patent, to the benefit of the other Parties. In case of abandonment by all Parties, the inventors are entitled to receive the rights over the Patents.
Each Party may assign its share of co-ownership of part or all of the Patents. In case of assignment by Pevion or INSERM, the other Parties have a right of preemption. In case of assignment to a third party, the assignee will be bound by this Agreement.
5. Procedural costs
Mymetics will bear all procedural costs related to the Patents, except those related to countries for which Mymetics has no co-ownership rights, which will be borne by the other Parties in proportion to their respective co-ownership shares.
6. Research
The Parties may use the Patents for internal research purposes only. In case of research involving third parties, the other Parties have rights of information and veto, which must be exercised in good faith.
7. Commercial exploitation
The commercial exploitation conditions are regulated in a separate exploitation agreement.
8. Assignment
An assignment is admissible only as provided for under Section 4 above.
9. Termination
The Agreement is terminated in case one of the co-owners becomes the sole owner of all Patents or in case of event of default which is not remedied within three months.
14. Applicable law — litigation
The agreement is governed by French law.
In case of dispute which cannot be amicably settled within three months, the Parties may submit their dispute to French courts.
Miscellaneous
Sections 10-13 and 15-16 are customary provisions regarding Waivers (Section 10), Severability (Section 11), Captions (Section 12), Entire Agreement (Section 13), Filing of Agreement (Section 15) and Notifications (Section 16).